Exhibit 99.1

N E W S  R E L E A S E

Contact:	Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382

Eric R. Slusser
Executive Vice President and Chief Financial Officer
(314) 725-4477

CENTENE CORPORATION REPORTS 2007 THIRD QUARTER RESULTS

ST. LOUIS, MISSOURI (October 23, 2007) -- Centene Corporation (NYSE: CNC) today announced its financial results for the quarter ended September 30, 2007.  The revenues, general and administrative expenses and related financial ratios included in this release present premium taxes on a gross basis, consistent with our past reporting practice.

2007 Highlights
	Q3	YTD
Total Revenues (in millions)	$749.9	$2,148.5
Medicaid/SCHIP HBR	79.0%	80.5%
Diluted EPS (as reported)	$0.36	$1.61
Diluted EPS excluding FirstGuard Activity	$0.37	$0.90

Third Quarter Summary

-	Quarter-end Medicaid Managed Care membership of 1.1 million

-	Revenues of $749.9 million, an 18.8% increase over the 2006 third quarter.

-	Earnings per diluted share of $0.37 (excluding FirstGuard Activity), compared to $0.31 in the 2006 third quarter (excluding FirstGuard impairment charges).

-	Health Benefits Ratio (HBR) for Centene’s Medicaid and SCHIP populations, which reflects medical costs as a percent of premium revenues, of 79.0% on a gross basis.

-	Medicaid Managed Care G&A expense ratio of 13.6% and Specialty Services G&A ratio of 15.1%, including premium taxes.

-	Operating cash flows of $104.9 million.

-	Days in claims payable of 49.2.

Other Events

-	In July 2007, we acquired a minority interest in Access Health Solutions, LLC, the third largest Medicaid managed care entity in Florida.

-	Appointed Mark Eggert to position of Executive Vice President, Health Plans.

-	Stock repurchase program extended through October 31, 2008.

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “During the third quarter, overall results for revenue, membership growth and earnings were consistent with our expectations, and our Medicaid and SCHIP HBR improved by 160 basis points sequentially.

“In Texas, we experienced growing membership in both SCHIP and in the Texas STAR Plus (SSI) program.  Recently, we received notification from the state of Texas that it will launch its Foster Care program on April 1, 2008; we have worked diligently to prepare for this and look forward to serving the needs of these recipients.

“In Georgia, membership was 286,200, within our guided range.  Positive momentum in cost and utilization trends in the state continue, and we recently hired Michael Cadger as our plan President and CEO.  Michael Cadger brings over 30 years of relevant experience in the health and managed care industry.   We are currently waiting to receive our rate increase from the state.

“We are encouraged by the opportunity in South Carolina as the state converts to full-risk later this year, as well as our entry into Florida, where we are preparing for the state’s future conversion.  We remain optimistic about the prospects for growth in both new and existing markets in Medicaid managed care and in our specialty businesses.” concluded Neidorff.

Centene Corporation Reports 2007 Third Quarter Results October  23, 2007 / Page 2

The following table depicts membership in Centene’s managed care organizations by state at September 30, 2007 and 2006:

	2007	2006
Georgia	286,200	252,600
Indiana	156,300	198,100
New Jersey	58,300	59,100
Ohio	127,500	88,300
South Carolina	29,300	—
Texas	347,000	259,900
Wisconsin	132,700	167,100
Subtotal	1,137,300	1,025,100

Kansas and Missouri	—	144,600
Total	1,137,300	1,169,700

The following table depicts membership in Centene’s managed care organizations by member category at September 30, 2007 and 2006:

	2007		2006
Medicaid	841,600		818,000
SCHIP	223,500		189,100
SSI	72,200	(a)	18,000	(b)
Subtotal	1,137,300		1,025,100

Kansas and Missouri Medicaid/SCHIP members	—		144,600
Total	1,137,300		1,169,700

(a)65,700 at-risk; 6,500 ASO
(b) 10,000 at-risk; 8,000 ASO

Statement of Operations

-	For the 2007 third quarter, revenues increased 18.8% to $749.9 million from $631.2 million in the 2006 third quarter.

-
The HBR for Centene’s Medicaid and SCHIP populations, which reflects medical costs as a percent of premium revenues, was 79.0% on a gross basis, a decrease of 3.0% over 2006.  The decrease in the current year is primarily attributable to increased premium yield and the effect of higher premium taxes combined with a moderating medical cost trend.  Sequentially, our Medicaid and SCHIP HBR decreased from 80.6% in the 2007 second quarter to 79.0% because of higher premium yield combined with a continued moderate medical cost trend.  The 2007 third quarter reflects expected claims reserve development and is based on consistent reserving methodology.

-
G&A expense as a percent of revenues for the Medicaid Managed Care segment was 13.6% in the third quarter of 2007 compared to 13.1% in the third quarter of 2006.  The increase in the Medicaid Managed Care G&A expense ratio for the three months ended September 30, 2007 primarily reflects increased premium taxes and start-up costs for our South Carolina and Texas Foster Care operations.  Premium taxes were $20.7 million in the 2007 third quarter and $13.8 million in the 2006 third quarter.  This increase was offset by a FirstGuard intangible asset impairment charge of $6.0 million in the third quarter of 2006.

-
Operating earnings were $23.1 million, including $0.8 million of net expense for other FirstGuard Activity.  Excluding the FirstGuard Activity in 2007 and the FirstGuard non-cash impairment charges in 2006, operating earnings were $23.9 million in 2007 compared to $20.5 million in the 2006 third quarter.

-	Reported GAAP earnings per diluted share were $0.36, or $0.37 excluding FirstGuard Activity, compared to $0.31 in the 2006 third quarter (excluding the FirstGuard non-cash impairment charges).

-
For the nine months ended September 30, 2007, revenues increased 35.8% to $2.1 billion from $1.6 billion for the same period in the prior year.  Medicaid Managed Care G&A expenses as a percent of revenues increased to 13.5% in the first nine months of 2007 compared to 12.5% in the first nine months of 2006.  Earnings from operations, excluding the FirstGuard Activity in 2007 and the FirstGuard non-cash impairment charges in 2006, increased to $56.7 million in the first nine months of 2007 from $39.4 million in the first nine months of 2006.  Net earnings, excluding the FirstGuard Activity, were $40.1 million or $0.90 per diluted share in the first nine months of 2007.

Balance Sheet and Cash Flow

At September 30, 2007, the Company had cash and investments of $639.5 million, including $593.6 million held by its regulated entities and $45.9 million held by its unregulated entities.  Medical claims liabilities totaled $316.6 million, representing 49.2 days in claims payable.  Total debt was $202.1 million and debt to capitalization was 33.1%.

A reconciliation of the Company’s change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, June 30, 2007	46.8
Change in provider accruals	1.3
Increase in days receipt to paid	0.6
Specialty segment	0.5
Days in claims payable, September 30, 2007	49.2

Centene Corporation Reports 2007 Third Quarter Results October  23, 2007 / Page 3

Outlook

The table below depicts the Company’s guidance for the 2007 fourth quarter and full year.

	Q4 2007 (1)		2007 (1)
	Low	High	Low	High
Revenue (in millions)	$770	$780	$2,915	$2,930
Earnings per diluted share	$0.46	$0.51	$1.36	$1.41
(1) Excludes FirstGuard Activity

Eric R. Slusser, Centene’s Chief Financial Officer, stated, “The 2007 fourth quarter and full year guidance reflects our expectation for the Georgia rate increase.  The high end of our guidance range was reduced to reflect our current rate expectations.  As mentioned in our second quarter 2007 earnings call, the 2008 guidance will be announced in early December.”

Stock Repurchase Authorization

On October 22, 2007, the Company’s Board of Directors extended the expiration date of the Company’s stock repurchase program to October 31, 2008.  The program would have expired October 31, 2007.  The program authorizes the repurchase of up to 4,000,000 shares of the Company’s common stock from time to time on the open market or through privately negotiated transactions.

Conference Call

As previously announced, the Company will host a conference call Tuesday, October 23, 2007, at 8:30 A.M. (Eastern Time) to review the financial results for the third quarter ended September 30, 2007, and to discuss its business outlook.  Michael F. Neidorff and Eric R. Slusser will host the conference call.  Investors are invited to participate in the conference call by dialing 800-273-1254 in the U.S. and Canada, 706-679-8592 from abroad, or via a live internet broadcast on the Company's website at www.centene.com, under the Investor Relations section.  A replay will be available for on-demand listening shortly after the completion of the call until 11:59 P.M. (Eastern Time) on November 6, 2007 at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 16108117.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures in this release as the Company believes these figures are helpful in allowing individuals to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently.

The 2007 non-GAAP information presented above in the “highlights” table, third bullet under "Third Quarter Summary" and fourth through sixth bullets under "Statement of Operations" excludes the activity for the Kansas and Missouri health plans, collectively, FirstGuard Activity.  This exclusion has been made in the non-GAAP financial measures as management believes the 2007 results of the Kansas and Missouri health plans are not indicative of future company operations.

The 2006 non-GAAP information presented above in the third bullet under "Third Quarter Summary" and fourth through sixth bullets under "Statement of Operations" excludes the FirstGuard non-cash goodwill and intangible asset impairment charges related to the loss of our Kansas contract. This exclusion has been made in the non-GAAP financial measures as management believes this charge is an unusual event.

The Company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the Company's core business operations.  Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information.  The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

The following tables reconcile the Company’s Statement of Operations for the three and nine months ended September 30, 2007 and 2006 on a GAAP basis to a non-GAAP basis.  The 2007 non-GAAP basis excludes the FirstGuard Activity and the 2006 non-GAAP basis excludes the FirstGuard non-cash goodwill and intangible asset impairment charges related to the loss of our Kansas contract (in thousands, except share data).

	Three Months Ended September 30, 2007
	GAAP	FirstGuard Activity	Non-GAAP

Total revenues	$749,949	$61	$749,888
Expenses:
Medical costs	592,128	745	591,383
Cost of services	13,622	—	13,622
General and administrative expenses	121,139	167	120,972
Total operating expenses	726,889	912	725,977
Earnings (loss) from operations	23,060	(851)	23,911
Investment and other income, net	2,181	—	2,181
Earnings (loss) before income taxes	25,241	(851)	26,092
Income tax expense (benefit)	9,305	(323)	9,628
Net earnings (loss)	$15,936	$(528)	$16,464

Diluted earnings per common share	$0.36		$0.37

Centene Corporation Reports 2007 Third Quarter Results October  23, 2007 / Page 4

	Nine Months Ended September 30, 2007
	GAAP	FirstGuard Activity	Non-GAAP

Total revenues	$2,148,522	$6,669	$2,141,853
Expenses:
Medical costs	1,702,396	7,347	1,695,049
Cost of services	45,922	—	45,922
General and administrative expenses	350,601	6,465	344,136
Gain on sale of FirstGuard Missouri	(7,472)	(7,472)	—
Total operating expenses	2,091,447	6,340	2,085,107
Earnings (loss) from operations	57,075	329	56,746
Investment and other income, net	5,285	(2,156)	7,441
Earnings (loss) before income taxes	62,360	(1,827)	64,187
Income tax expense (benefit)	(9,569)	(33,660)	24,091
Net earnings (loss)	$71,929	$31,833	$40,096

Diluted earnings per common share	$1.61		$0.90

	Three Months Ended September 30, 2006
	GAAP	FirstGuard Impairment Charges	Non-GAAP

Total revenues	$631,249	$—	$631,249
Expenses:
Medical costs	501,350	—	501,350
Cost of services	15,373	—	15,373
General and administrative expenses	99,984	(5,993)	93,991
Impairment loss	81,098	(81,098)	—
Total operating expenses	697,805	(87,091)	610,714
Earnings (loss) from operations	(66,556)	87,091	20,535
Investment and other income, net	1,543	—	1,543
Earnings (loss) before income taxes	(65,013)	87,091	22,078
Income tax expense	6,180	2,098	8,278
Net earnings (loss)	$(71,193)	$84,993	$13,800

Diluted earnings (loss) per common share	$(1.65)		$0.31

	Nine Months Ended September 30, 2006
	GAAP	FirstGuard Impairment Charges	Non-GAAP

Total revenues	$1,581,620	$—	$1,581,620
Expenses:
Medical costs	1,263,251	—	1,263,251
Cost of services	45,278	—	45,278
General and administrative expenses	239,647	(5,993)	233,654
Impairment loss	81,098	(81,098)	—
Total operating expenses	1,629,274	(87,091)	1,542,183
Earnings (loss) from operations	(47,654)	87,091	39,437
Investment and other income, net	4,520	—	4,520
Earnings (loss) before income taxes	(43,134)	87,091	43,957
Income tax expense	14,328	2,098	16,426
Net earnings (loss)	$(57,462)	$84,993	$27,531

Diluted earnings (loss) per common share	$(1.33)		$0.62

Centene Corporation Reports 2007 Third Quarter Results October  23, 2007 / Page 5

Premium Tax Presentation

The Company reports premium taxes as a component of revenues and general and administrative expenses, or on a gross basis.  Effective with the reporting of our results for the fourth quarter of 2007, the Company intends to report premium taxes on the face of the statement of operations as a component of revenues and a component of operating expenses.  The following statement of operations, for the three months ended September 30, 2007 and 2006, displays the intended format.

	Three Months Ended September 30,
	2007	2006
	(Unaudited)
Revenues:
Premium	$709,516	$596,831
Premium tax	20,737	13,830
Service	19,696	20,588
Total revenues	749,949	631,249
Expenses:
Medical costs	592,128	501,350
Cost of services	13,622	15,373
General and administrative expenses	100,402	86,154
Premium tax expense	20,737	13,830
Impairment loss	—	81,098
Total operating expenses	726,889	697,805
Earnings (loss) from operations	23,060	(66,556)
Other income (expense):
Investment and other income	6,352	4,625
Interest expense	(4,171)	(3,082)
Earnings (loss) before income taxes	25,241	(65,013)
Income tax expense	9,305	6,180
Net earnings (loss)	$15,936	$(71,193)

The Company also intends to alter the definition of its HBR and G&A ratios to a net basis.  On a net basis, the HBR is calculated as Medical costs divided by Premium revenues.  On a net basis, the G&A ratio is recorded as G&A expense divided by the sum of Premium revenue and Service revenue.  The following table shows the Company’s Medicaid/SCHIP HBR and the Medicaid Managed Care G&A ratio on a gross basis as reported as well as on a net basis for analytical purposes.

		Medicaid/SCHIP HBR		Medicaid Managed Care G&A Ratio
	Premium Taxes (in thousands)	Current (Gross)	Net	Current (Gross)	Net
2007
Q1	$18,216	82.3%	84.8%	13.0%	10.5%
Q2	19,874	80.6	83.1	14.0	11.5
Q3	20,737	79.0	81.5	13.6	11.0
Year to Date	$58,827	80.5	83.0	13.5	11.0

2006
Q1	$4,305	82.8%	83.7%	11.9%	11.0%
Q2	6,876	84.0	85.3	12.3	11.0
Q3	13,830	82.0	84.0	13.1	11.0
Q4	17,442	82.1	84.4	12.7	10.4
Total Year	$42,453	82.6	84.3	12.6	10.8

About Centene Corporation

Centene Corporation is a leading multi-line healthcare enterprise that provides programs and related services to individuals receiving benefits under Medicaid, including the State Children’s Health Insurance Program (SCHIP) and Supplemental Security Income (SSI). The Company operates health plans in Florida, Georgia, Indiana, New Jersey, Ohio, South Carolina, Texas and Wisconsin. In addition, the Company contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, health management, long-term care, managed vision, nurse triage, pharmacy benefits management and treatment compliance. Information regarding Centene is available via the Internet at www.centene.com.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene.  Subsequent events and developments may cause the Company's estimates to change.  The Company disclaims any obligation to update this forward-looking financial information in the future.  Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene's or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Actual results may differ from projections or estimates due to a variety of important factors, including Centene's ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare.  The expiration, cancellation or suspension of Centene's Medicaid Managed Care contracts by state governments would also negatively affect Centene.

[Tables Follow]

Centene Corporation Reports 2007 Third Quarter Results October  23, 2007 / Page 6

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$275,048	$271,047
Premium and related receivables	84,813	91,664
Short-term investments, at fair value (amortized cost $48,312 and $67,199, respectively)	48,095	66,921
Other current assets	42,496	22,189
Total current assets	450,452	451,821
Long-term investments, at fair value (amortized cost $288,732 and $146,980, respectively)	289,608	145,417
Restricted deposits, at fair value (amortized cost $26,667 and $25,422, respectively)	26,804	25,265
Property, software and equipment, net	139,671	110,688
Goodwill	133,151	135,877
Other intangible assets, net	13,829	16,202
Other assets	32,725	9,710
Total assets	$1,086,240	$894,980

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liabilities	$316,617	$280,441
Accounts payable and accrued expenses	102,728	72,723
Unearned revenue	44,496	33,816
Current portion of long-term debt	998	971
Total current liabilities	464,839	387,951
Long-term debt	201,140	174,646
Other liabilities	11,712	5,960
Total liabilities	677,691	568,557
Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; issued and outstanding 43,496,447 and 43,369,918 shares, respectively	44	44
Additional paid-in capital	217,746	209,340
Accumulated other comprehensive income:
Unrealized gain (loss) on investments, net of tax	493	(1,251)
Retained earnings	190,266	118,290
Total stockholders’ equity	408,549	326,423
Total liabilities and stockholders’ equity	$1,086,240	$894,980

Centene Corporation Reports 2007 Third Quarter Results October  23, 2007 / Page 7

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)

Revenues:
Premium	$730,253	$610,661	$2,087,219	$1,522,302
Service	19,696	20,588	61,303	59,318
Total revenues	749,949	631,249	2,148,522	1,581,620
Expenses:
Medical costs	592,128	501,350	1,702,396	1,263,251
Cost of services	13,622	15,373	45,922	45,278
General and administrative expenses	121,139	99,984	350,601	239,647
Impairment loss	—	81,098	—	81,098
Gain on sale of FirstGuard Missouri	—	—	(7,472)	—
Total operating expenses	726,889	697,805	2,091,447	1,629,274
Earnings (loss) from operations	23,060	(66,556)	57,075	(47,654)
Other income (expense):
Investment and other income	6,352	4,625	16,801	12,056
Interest expense	(4,171)	(3,082)	(11,516)	(7,536)
Earnings (loss) before income taxes	25,241	(65,013)	62,360	(43,134)
Income tax expense (benefit)	9,305	6,180	(9,569)	14,328
Net earnings (loss)	$15,936	$(71,193)	$71,929	$(57,462)

Earnings per share:
Basic earnings (loss) per common share	$0.37	$(1.65)	$1.65	$(1.33)
Diluted earnings (loss) per common share	$0.36	$(1.65)	$1.61	$(1.33)

Weighted average number of shares outstanding:
Basic	43,532,832	43,219,053	43,528,201	43,126,062
Diluted	44,628,560	43,219,053	44,787,981	43,126,062

Centene Corporation Reports 2007 Third Quarter Results October  23, 2007 / Page 8

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2007	2006
	(Unaudited)

Cash flows from operating activities:
Net earnings (loss)	$71,929	$(57,462)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities —
Depreciation and amortization	20,381	15,286
Stock compensation expense	11,753	11,168
Impairment loss	—	87,091
Deferred income taxes	(859)	(4,493)
Gain on sale of FirstGuard Missouri	(7,472)	—
Changes in assets and liabilities —
Premium and related receivables	6,855	(34,209)
Other current assets	(15,540)	2,705
Other assets	(934)	(455)
Medical claims liabilities	36,312	74,367
Unearned revenue	10,680	4,816
Accounts payable and accrued expenses	27,981	25,929
Other operating activities	3,666	(188)
Net cash provided by operating activities	164,752	124,555
Cash flows from investing activities:
Purchases of property, software and equipment	(41,774)	(39,494)
Purchases of investments	(464,378)	(235,501)
Sales and maturities of investments	341,450	200,155
Proceeds from asset sales	14,102	—
Investments in acquisitions and equity method investee, net of cash acquired	(26,425)	(66,921)
Net cash used in investing activities	(177,025)	(141,761)
Cash flows from financing activities:
Proceeds from exercise of stock options	3,737	4,594
Proceeds from borrowings	202,000	83,359
Payment of long-term debt	(176,729)	(12,505)
Excess tax benefits from stock compensation	1,028	2,094
Common stock repurchases	(8,581)	(7,214)
Debt issue costs	(5,181)	—
Net cash provided by financing activities	16,274	70,328
Net increase in cash and cash equivalents	4,001	53,122
Cash and cash equivalents, beginning of period	271,047	147,358
Cash and cash equivalents, end of period	$275,048	$200,480

Interest paid	$4,480	$7,582
Income taxes paid	$6,965	$5,223

Centene Corporation Reports 2007 Third Quarter Results October  23, 2007 / Page 9

CENTENE CORPORATION

SUPPLEMENTAL FINANCIAL DATA

	Q3	Q2	Q1	Q4
	2007	2007	2007	2006
MEMBERSHIP
Medicaid Managed Care:
Georgia	286,200	281,400	291,300	308,800
Indiana	156,300	161,700	176,700	183,100
New Jersey	58,300	59,100	59,100	58,900
Ohio	127,500	128,200	118,300	109,200
South Carolina	29,300	31,100	—	—
Texas	347,000	333,900	318,500	298,500
Wisconsin	132,700	136,100	139,400	164,800
Subtotal	1,137,300	1,131,500	1,103,300	1,123,300
Kansas and Missouri	—	—	—	138,900
TOTAL	1,137,300	1,131,500	1,103,300	1,262,200

Medicaid	841,600	846,900	839,600	887,300
SCHIP	223,500	216,500	211,200	216,200
SSI	72,200	68,100	52,500	19,800
Subtotal	1,137,300	1,131,500	1,103,300	1,123,300
Kansas and Missouri Medicaid and SCHIP members	—	—	—	138,900
TOTAL	1,137,300	1,131,500	1,103,300	1,262,200

Specialty Services(a):
Arizona	99,000	95,200	93,600	94,500
Kansas	35,600	37,500	36,600	36,600
TOTAL	134,600	132,700	130,200	131,100

(a) Includes behavioral health contracts only.

REVENUE PER MEMBER(b)	$207.25	$198.98	$185.90	$173.75

CLAIMS(b)
Period-end inventory	266,600	284,800	326,000	296,100
Average inventory	320,100	244,600	239,400	195,700
Period-end inventory per member..	0.24	0.26	0.30	0.23

(b) Revenue per member and claims information are presented for the Medicaid Managed Care segment.

Centene Corporation Reports 2007 Third Quarter Results October  23, 2007 / Page 10

	Q3	Q2	Q1	Q4
	2007	2007	2007	2006

DAYS IN CLAIMS PAYABLE (c)	49.2	46.8	46.4	46.4
(c) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$593.6	$527.9	$491.0	$479.8
Unregulated	45.9	65.8	71.8	28.9
TOTAL	$639.5	$593.7	$562.8	$508.7

DEBT TO CAPITALIZATION (d)	33.1%	34.0%	35.3%	35.0%
(d) Debt to Capitalization is calculated as follows: total debt divided by (total debt + equity).

HEALTH BENEFITS RATIO BY CATEGORY:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Medicaid and SCHIP	79.0%	82.0%	80.5%	82.8%
SSI	89.6	84.1	88.2	86.2
Specialty Services	81.7	82.9	78.9	83.5

GENERAL AND ADMINISTRATIVE EXPENSE RATIO BY BUSINESS SEGMENT:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Medicaid Managed Care	13.6%	13.1%	13.5%	12.5%
Specialty Services	15.1	17.0	15.5	18.3

MEDICAL CLAIMS LIABILITIES (In thousands)
  Four rolling quarters of the changes in medical claims liabilities are summarized as follows:

Balance, September 30, 2006	$246,669
Incurred related to:
Current period	2,275,172
Prior period	(16,216)
Total incurred	2,258,956
Paid related to:
Current period	1,961,044
Prior period	227,964
Total paid	2,189,008
Balance, September 30, 2007	$316,617

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” claims may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.